EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Heartland Group, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Heartland Group, Inc. (the “Report”) for the period ended December 31, 2017 fully complies with the requirements of Section l3(a) or l5(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Heartland Group, Inc. for the stated period.

By:	/s/ William R. Nasgovitz	/s/ Nicole J. Best
	William R. Nasgovitz	Nicole J. Best
	President and Chief Executive Officer	Treasurer & Principal Accounting Officer

Date:	February 16, 2018	February 16, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Heartland Group, Inc. for purposes of the Securities Exchange Act of 1934.